UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2013

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Marathon Petroleum Corporation (the “Corporation”) was held on April 24, 2013. The following are the voting results on proposals considered and voted upon at the meeting.

1.	ELECTION OF CLASS II DIRECTORS

The shareholders elected Evan Bayh, William L. Davis and Thomas J. Usher as Class II directors, to serve terms expiring in 2016, by the following votes:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Evan Bayh	237,810,679	10,015,175	30,401,910
William L. Davis	240,634,981	7,190,873	30,401,910
Thomas J. Usher	239,635,402	8,190,452	30,401,910

2.	RATIFICATION OF INDEPENDENT AUDITOR FOR 2013

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for the year ending December 31, 2013 by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
276,629,782	610,190	987,792	0

3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The shareholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
233,819,073	12,545,307	1,461,474	30,401,910

4.	APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

The proposal to approve an amendment to the Corporation’s Restated Certificate of Incorporation to eliminate, over a three year period beginning at the 2015 annual meeting of shareholders, the classified structure of the Board of Directors and provide for the annual election of all directors beginning at the 2017 annual meeting of shareholders did not receive the required affirmative vote of 80% of the Corporation’s outstanding shares and thus the classified board will remain in effect.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
245,594,823	1,121,070	1,109,961	30,401,910

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: April 30, 2013	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary